正　本
ORIGINAL

XXXXXXXX
XXXXXXXXX

表格 2　FORM 2
《商業登記條例》(第 310 章)
BUSINESS REGISTRATION ORDINANCE (Chapter 310)
《商業登記規例》
BUSINESS REGISTRATION REGULATIONS
商業 XXXX 登記證　Business XXXXX Registration Certificate

[第 5 條]
[regulation 5]

業務 / 法團所用名稱
Name of Business/ Corporation
永茂物流有限公司
EVER FULL LOGISTICS LIMITED

業務 / 分行名稱
Business/ Branch Name
****
****

地 址
Address
FLAT/RM A-V28　5/F
VICTORY INDUSTRIAL BUILDING
151-157 WO YI HOP ROAD
KWAI CHUNG　NT

業務性質
Nature of Business
LOGISTIC

法律地位
Status
BODY CORPORATE

生效日期 Date of Commencement	屆滿日期 Date of Expiry	登記證號碼 Certificate No.	登記費及徵費 Fee and Levy
03/06/2021	02/06/2022	52463844-000-06-21-A	$250

(登記費 FEE = $　0)
(徵費　LEVY = $250)

請注意下列《商業登記條例》的規定：

1. 第 6(6)條規定任何業務獲發商業登記證或分行登記證，並不表示該業務或經營該業務的人或受僱於該業務的僱員已遵從有關的任何法律規定。
2. 第 12 條規定各業務須將其有效的商業登記證或有效的分行登記證於每一營業地點展示。

Please note the following requirements of the Business Registration Ordinance:

1. Section 6(6) provides that the issue of a business registration certificate or a branch registration certificate shall not be deemed to imply that the requirements of any law in relation to such business or to the persons carrying on the same or employed therein have been complied with.
2. Section 12 provides that valid business registration certificate or valid branch registration certificate shall be displayed at every address where business is carried on.

繳款時請將此商業XXXX登記證及繳款通知書完整交出。在付款後，本繳款通知書方成為有效的商業/XXX登記證。(請參閱背頁繳款辦法所載內容。)

Please produce this certificate and demand note intact at time of payment. This demand note will only become a valid business/XXXXX registration certificate upon payment. (Please see payment instructions overleaf.)

機印所示登記費及徵費收訖。 RECEIVED FEE AND LEVY HERE STATED IN PRINTED FIGURES.

20201 31/05/21 26SSP 000056 CHQ　　$250.00 S